UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Western Midstream Partners, LP
9950 Woodloch Forest Drive, Suite 2800
The Woodlands, TX 77380
NOTICE OF ACTION BY WRITTEN CONSENT
We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy
To the Unitholders of Western Midstream Partners, LP:
The purpose of this notice of action by written consent and information statement is to advise the unitholders of Western Midstream Partners, LP (the “Partnership”) of the approval, by written consent, of the Western Midstream Partners, LP 2021 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, phantom units, other unit-based awards, cash awards, a unit award or a substitute award, to employees and directors of the Partnership, Western Midstream Holdings, LLC, the Partnership’s general partner (the “General Partner”), or a subsidiary of the Partnership. This notice and information statement is being mailed on or about April 7, 2021 to unitholders of record of the Partnership as of March 22, 2021.
We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of our General Partner on March 22, 2021. Although approval by unitholders of the LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on March 22, 2021, affiliates of Occidental Petroleum Corporation (collectively, the “Consenting Majority Unitholder”), which held a majority of our outstanding total common units as of that date, also approved the LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Such action by written consent is sufficient to adopt the LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.
Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder as described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is April 27, 2021. A copy of the LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the LTIP and this action by the Consenting Majority Unitholder. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Second Amended and Restated Agreement of Limited Partnership and Delaware law.
If you have any questions, please contact our Investor Relations Department at (832) 636-6000.
Sincerely,

Christopher B. Dial
Senior Vice President, General Counsel and
Secretary
This notice and the accompanying information statement are dated and are first being mailed to our unitholders on or about April 7, 2021.

Western Midstream Partners, LP
9950 Woodloch Forest Drive, Suite 2800
The Woodlands, TX 77380
INFORMATION STATEMENT
We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy
To the Unitholders of Western Midstream Partners, LP:
This information statement is being furnished to the unitholders of Western Midstream Partners, LP (the “Partnership”) of record as of March 22, 2021 to provide information about the Western Midstream Partners, LP 2021 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, phantom units, other unit-based awards, cash awards, a unit award or a substitute award, to employees and directors of the Partnership, Western Midstream Holdings, LLC, the Partnership’s general partner (the “General Partner”), or a subsidiary of the Partnership.
We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of our General Partner on March 22, 2021. Although approval by unitholders of the LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on March 22, 2021, affiliates of Occidental Petroleum Corporation (collectively, the “Consenting Majority Unitholder”), which held a majority of our outstanding total common units as of that date, also approved the LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent was sufficient to adopt the LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.
Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder as described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is April 27, 2021. A copy of the LTIP is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.
Neither the SEC nor any state securities commission has approved or disapproved of the LTIP, passed upon the merits or fairness of the LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.
Sincerely,

Christopher B. Dial
Senior Vice President, General Counsel and
Secretary

This information statement is dated and is first being mailed to our unitholders on or about April 7, 2021.

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER
AND CONSENTING MAJORITY UNITHOLDER
On March 22, 2021, the board of directors of Western Midstream Holdings, LLC (our “General Partner”), the general partner of Western Midstream Partners, LP (together with its consolidated subsidiaries, the “Partnership,” “WES,” “we,” “our” or “us”), unanimously approved resolutions adopting the Western Midstream Partners, LP 2021 Long-Term Incentive Plan (the “LTIP”), subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (“NYSE”). The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, phantom units, other unit-based awards, cash awards, a unit award or a substitute award, to employees and directors of the Partnership, the General Partner or a subsidiary of the Partnership. The LTIP will authorize the issuance of up to 9.5 million common units representing limited partner interests of the Partnership (“Common Units”). Under Delaware law and under our Second Amended and Restated Agreement of Limited Partnership, dated as of December 31, 2019 (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partner interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests were present and voted. The action taken by the board of directors of the General Partner (the “Board”) on March 22, 2021 regarding the LTIP was approved by the written consent of affiliates of Occidental Petroleum Corporation (the “Consenting Majority Unitholder” or “Occidental”) on March 22, 2021, which held a majority of our outstanding total common units as of that date, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common unitholders is required to be or will be held to approve the LTIP.
DISSENTER’S RIGHT OF APPRAISAL
Under Delaware law, unitholders are not entitled to any dissenter’s right of appraisal with respect to the above action.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of March 22, 2021, there were a total of 413,062,133 common units issued and outstanding. Each holder of common units is entitled to one vote for each such common unit held by such holder. As of March 22, 2021, the Consenting Majority Unitholder was the owner of 214,281,578 common units, representing a majority of the issued and outstanding common units of the Partnership. The Consenting Majority Unitholder, as the holder of a majority of our outstanding common units, has approved the LTIP as described above.
Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including our common units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such equity securities.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our units as of March 22, 2021 (the “Ownership Reference Date”) by:
•each person known to us to beneficially own 5% or more of any class of our outstanding units (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”);
•each of the directors and named executive officers (as named in our Annual Report on Form 10-K for the year ended December 31, 2020) of our General Partner; and
•all of the current directors and current executive officers of our General Partner as a group.
All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more unitholders, as the case may be, or based on a review of the copies of reports furnished to us.
Our General Partner is an indirect, wholly owned subsidiary of Occidental Petroleum Corporation. Our General Partner owns all of the general partner interests in us.

The amounts and percentage of units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting, of such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. In computing the number of common units beneficially owned by a person and the percentage ownership of that person, a right to acquire beneficial ownership of a security within 60 days of the Ownership Reference Date by a person, if any, are deemed to be outstanding for computing the percentage of outstanding securities of the class by such person, but are not deemed to be outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting power and sole investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.
The percentages of units beneficially owned are based on total common units outstanding as of the Ownership Reference Date.

Name and Address of Beneficial Owner (1)	Common Units Beneficially Owned (2)	Percentage of Common Units Beneficially Owned
Occidental Petroleum Corporation (3)	214,281,578	51.88%
5% Owners Not Listed Above or Below:
ALPS Advisors, Inc. (4)	24,153,629	5.84%
Invesco Ltd. (5)	21,340,971	5.16%
Current Directors and Named Executive Officers of Our General Partner:
Glenn Vangolen	—	*
Michael P. Ure (6)	69,498	*
Robert W. Bourne	14,628	*
Craig W. Collins	32,760	*
Christopher B. Dial	12,879	*
Catherine A. Green	5,389	*
Charles G. Griffie	16,953	*
Peter J. Bennett	—	*
Oscar K. Brown	1,440	*
Kenneth F. Owen	7,182	*
David J. Schulte	11,682	*
Lisa A. Stewart	7,182	*
Nicole E. Clark	—	*
All current directors and current executive officers of our General Partner as a group (consisting of 13 persons)	179,593	*
_________________________________________________________________________________________
* An asterisk indicates that the person or entity owns less than one percent.
(1)The address for Occidental and its representatives on the Board of Directors of our general partner is 5 Greenway Plaza, Suite 110, Houston, Texas 77046.
(2)Does not include unvested WES phantom unit awards.
(3)Based on a Schedule 13D/A filed with the SEC on September 17, 2020. The filing was made jointly by Occidental Petroleum Corporation, Oxy USA Inc., Occidental Permian Manager LLC, OXY Oil Partners, Inc., New OPL, LLC, Baseball Merger Sub 2, Inc., Anadarko Petroleum Corporation, Western Gas Resources, Inc., APC Midstream Holdings, LLC, WGR Asset Holding Company LLC, Kerr-McGee Worldwide Corporation, Anadarko E&P Onshore LLC and Anadarko USH1 Corporation. Each party to the Schedule 13D, as amended, shares voting and dispositive power. The address for each party to the Schedule 13D, as amended, is 5 Greenway Plaza, Suite 110, Houston, Texas 77046.
(4)Based upon a Schedule 13G/A filed with the SEC on February 9, 2021. The address for ALPS Advisors, Inc. is 1290 Broadway, Suite 1100, Denver, Colorado 80203.
(5)Based upon a Schedule 13G filed with the SEC on February 16, 2021. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
(6)Includes 10,000 common units held in a margin account. However, there are currently no margin borrowings associated with this account.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements, objectives, and principles of WES’s 2020 executive compensation program for its named executive officers (“NEOs”), recent compensation decisions, and the factors the Board considered in making those decisions. The NEOs for 2020 were:

Name	Position
Michael P. Ure	President, Chief Executive Officer and Chief Financial Officer
Michael C. Pearl (1)	Former Senior Vice President and Chief Financial Officer
Craig W. Collins	Senior Vice President and Chief Operating Officer
Charles G. Griffie	Senior Vice President, Operations and Engineering
Robert W. Bourne	Senior Vice President and Chief Commercial Officer
________________________________________________________________________________
(1)Mr. Pearl left WES on September 11, 2020.

Executive Summary

Prior to December 31, 2019, we did not directly employ any of the persons responsible for managing our business. Our employees, including executive officers, who managed our business, were employed by Occidental (or, prior to the Occidental Merger, by Anadarko) and their respective subsidiaries other than us. During this period, compensation decisions for our executive officers were made by Occidental or Anadarko, and we reimbursed them for a portion of compensation expense that was allocated to us pursuant to the terms of our omnibus agreement.
Subsequent to the Occidental Merger, WES undertook a strategic shift toward becoming a functionally-independent company based on the recognition that operating our business under a midstream-focused organizational infrastructure, with an independent management team solely dedicated to WES, would position WES to achieve long-term cost efficiencies, increase the quality, safety, and reliability of WES’s service offerings and operate more competitively, thereby promoting the creation of long-term value for WES unitholders. Our executive management team, none of whom have any remaining role or responsibilities at Anadarko or Occidental, was brought into WES between August of 2019 and year-end 2019 to execute this transition. This change in organizational structure was and is a significant undertaking that informed all of our compensation decisions, including pay levels, the design of short-and long-term incentive programs, the determination of WES specific metrics used in these programs, and the benefit programs we provide.
In December 2019, we executed several agreements with Occidental designed to provide the legal and organizational framework for this transition. Among these agreements was the Amended and Restated Services, Secondment, and Employee Transfer Agreement (“Services Agreement”), which transferred employment of WES’s management team from Occidental to WES at year-end 2019 and provided for the secondment of all remaining WES-dedicated employees through the date of their formal transfer to WES—which occurred in the first quarter of 2020. Following the execution of the Services Agreement, the Board of Directors of our general partner (the “Board”) was vested with responsibility for all decisions relating to WES’s compensation programs, including the compensation of our NEOs.
The compensation actions taken by the Board in 2020 were designed to promote and align with this strategic and operational transition, but were also—in certain respects—limited or influenced by structural considerations relating to this transition and/or the Occidental Merger. For example:

•Under the Anadarko Change of Control Plan, any material diminution in compensation or benefits in connection with the transfer to WES of legacy Anadarko employees—who compromise the majority of our workforce—could have given rise to constructive termination claims and severance obligations.

•Although WES was deconsolidated from Occidental at year-end 2019, there were significant transition considerations in establishing standalone compensation program structures and administrative functions applicable to the newly-formed WES workforce. The WES organization therefore relied upon and remained influenced to some degree by the established infrastructure and programs that existed at Occidental during 2020.

•Because WES did not have any employees prior to 2020, and all members of our executive management team were new to the organization, WES management did not have years of accumulated equity grants tending to establish unitholder alignment and retention incentives.

During this transition period, our Board took several key actions—both in furtherance of WES’s strategic objectives and in reaction to external factors—which directly or indirectly impacted executive compensation:

•Approved the Services Agreement with Occidental that outlined the terms of transferring employees, including our NEOs, to WES; this agreement specified that the terms and conditions of employment, including employee aggregate benefit values, be substantially the same as those provided to employees immediately prior to the transfer;

•Hired an independent compensation consultant;

•Established an annual cash incentive program with performance measures aligned solely with WES’s performance;

•Established an annual equity-based long-term incentive program that rewards executives based on WES’s absolute unit price performance, relative unit price performance compared to industry peers, and return on assets over a three-year performance period;

•Reviewed and made compensation changes to our executive officer base salaries, target bonus opportunities, and long-term incentive awards;

•Approved a 50% cut to our quarterly distributions to secure the Partnership’s long-term financial health; executives participated in the distribution reductions on their own unit holdings, and through tandem distribution rights on their outstanding unvested unit awards.

As our transition to a standalone midstream company evolves, we will continue to review our compensation and benefit programs in order to ensure they align with WES’s overall strategy, provide for the attraction and retention of executive talent, and align executive officers’ interests with those of our long-term unitholders.

2020 Business and Performance Highlights

2020 was a transformative year for WES as it embarked on a business transition predicated on the idea that WES could drive and sustain greater unitholder value by functioning as an independent enterprise and simultaneously shifting its financial strategy toward optimizing its balance sheet and ability to self-fund future growth. While executing this transition, and despite the challenges occasioned by a world-wide pandemic, during the 2020 fiscal year WES:

•Maintained 99.1% system availability.

•Achieved year-over-year increases in throughput for natural gas, crude oil and NGLs, and produced water despite a significantly challenged commodity price environment.

•Generated $1.23 billion in Free Cash Flow, more than thirty times that generated during 2019 and representing a roughly $1.93 billion improvement to the negative $704.5 million generated by the business in 2018.

•Achieved its 2021 target of below 4.0X consolidated total leverage a full year ahead of schedule.

•Worked to reduce future cash obligations and leverage by retiring 30.2 million units, via repurchases and redemptions, and $218.0 million of senior notes.

•Refinanced $3.0 billion in debt coming due in 2020 at highly attractive rates.

•Generated record, above-forecast, 2020 EBITDA primarily through cost-saving initiatives.

•Published our first ESG report.

How We Make Compensation Decisions

Our Board has responsibility for evaluating and approving the officer and director compensation plans, policies, and programs of the Partnership. The Board uses several resources in reviewing elements of executive compensation and making compensation decisions. These decisions are not purely formulaic, and the Board exercises judgement and discretion as appropriate.

Compensation Philosophy. Our compensation programs are designed to attract, retain, and motivate our executive team to successfully manage the operations of a standalone midstream company. Specifically, our compensation programs are designed to:

•Align with unitholder interests;

•Emphasize performance-based compensation, balancing short-term and long-term results;

•Reward absolute and relative performance; and

•Provide total compensation opportunities competitive with those offered to other executives across our industry.

Compensation Consultant. In 2020, the Board engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant to provide advice on various executive compensation matters. Because 2020 was the first year our Board became fully responsible for making pay decisions related to our NEOs, this was our first year to use an independent compensation consultant. In 2020, Meridian provided guidance on our benchmarking peer group, pay levels, pay mix, severance benefits, and overall executive compensation program design.

Benchmarking Peers. With assistance from Meridian, the Board looked at several factors when determining an appropriate peer group of companies to use for benchmarking compensation opportunities. These factors included: similar midstream businesses of comparable size and scope, comparable executive roles and responsibilities, similar structure (largely independent strategy and governance (whether MLP or C-Corp)), and companies that are in competition for the same senior executive talent.
The Partnership’s peer group used for conducting the 2020 executive benchmarking assessment is listed below:

•Crestwood Equity Partners LP	•Magellan Midstream Partners LP
•DCP Midstream LP	•ONEOK, Inc.
•Enable Midstream Partners LP	•Plains All American Pipeline LP
•EnLink Midstream, LLC	•Targa Resources Corp.
•Equitrans Midstream Corporation	•Williams Companies, Inc.

Benchmarking Data. To assist in reviewing the design and structure of our executive compensation program, Meridian provided the Board with an independent assessment of the compensation programs and practices in our industry peer group. This assessment included compensation data and program design information that was obtained from the most recent public filings for each company. When reviewing benchmarking data, the Board reviewed 25th, 50th, and 75th percentile data, however, the Board does not target a specific percentile of the benchmark data, and in making officer compensation decisions, they take into account other considerations as noted below.

Role of Executive Officers in Executive Compensation. The Board, after reviewing the information provided by Meridian and considering other factors and with input from Meridian, determines each element of compensation for our CEO. When making determinations about each element of compensation for our other executive officers, the Board also considers recommendations from our CEO. Additionally, at the Board’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Board is under no obligation to implement these recommendations. Executive officers and others may also attend Board meetings when invited to do so, but the executive officers do not attend when their individual compensation is being discussed.

Other Considerations. In addition to the above resources, the Board considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and succession status, and other individual or organizational circumstances, including the current market and business environment. With respect to equity-based awards, the Board also considers the expense of such awards, the impact on dilution, and the relative value of each element comprising the executive officers’ target total compensation opportunity.

2020 Annual Compensation Program

Our executive compensation program includes direct and indirect compensation elements. We believe that a majority of an executive officer’s total compensation opportunity should be performance-based; however, we do not have a specified formula that dictates the overall weighting of each element. Beginning in 2020, as part of our transition to a standalone company, the Board established an annual target total compensation program that supports WES’s long-term strategic objectives and is competitive with industry practices.
As illustrated in the charts below, a majority of our NEO targeted annual direct compensation is at-risk; 85% for our CEO and 76%, on average, for our other NEOs. Specifically, 70% of our CEO’s compensation and 56%, on average, for our other NEOs’ compensation is tied directly to WES’s unit performance through their annual long-term incentive awards.

Targeted Annual Direct Compensation
CEO
15%
Fixed Pay
17.5%
15%
15%
17.5%
35%
85%
At-Risk
Pay
Other NEOs
24%
Fixed Pay
14%
24%
14%
20%
28%
76%
At-Risk
Pay
Base Salary
Bonus
Time-Based Units
TUR Units
ROA Units

The charts above are based on the following compensation elements, as discussed under Analysis of 2020 Compensation Actions: base salaries approved in 2020; target bonus opportunities approved by the Board in 2020; and the target value of the 2020 annual long-term incentive awards.

Direct Compensation Elements. The direct compensation elements for our 2020 annual compensation program are outlined in the table below. The indirect compensation elements are outlined in the Indirect Compensation Elements section below.

Element	Award	Performance Metrics	Purpose
Base Salary	Cash	N/A	Provides a fixed level of competitive compensation to attract and retain executive talent.
Equity-Based Awards	Time-Based Units (50% of award)	Absolute Unit Price	Time-based Units align with absolute unit price and provide retentive value, especially in a volatile industry.
	ROA Units (25% of award)	3-Year Return on Assets (“ROA”) Absolute Unit Price	ROA Units provide an incentive for NEOs to focus on efficiently managing the Partnership’s assets to generate earnings.
	TUR Units (25% of award)	3-Year Relative Total Unitholder Return (“TUR”) Absolute Unit Price	TUR Units provide an effective comparison of our unit price performance against an industry peer group.
Annual Cash Incentives	Cash	Controllable Cash Costs System Availability Discretionary Capital Spend Leverage TRIR Overall Performance	Provides incentives for NEOs to focus and excel in areas aligned with WES’s business objectives by providing rewards for short-term financial and operational results.

Analysis of 2020 Compensation Actions

The following is a discussion of the specific actions taken by the Board in 2020 related to each of our direct compensation elements. Each element is reviewed annually, unless circumstances, such as a promotion, other change in responsibilities, significant corporate event or a material change in market conditions require a more frequent review.

Base Salary. In setting base salary levels for each of the NEOs, the Board considered a number of factors, including each executive’s experience, individual performance, internal pay equity, development, and other individual or organizational circumstances, including the current market and business environment.
Prior to 2020, the compensation of WES’s executive officers, who became WES employees at year-end 2019, was based on decisions made by Anadarko and/or Occidental based on their roles in 2019. The table below reflects the base salaries for the NEOs established in 2020 at the commencement of the WES Board’s role in determining executive compensation at levels the Board believed were consistent with the transition and changes in their WES-dedicated roles and responsibilities.

Name	Salary as of February 23, 2020 ($)
Mr. Ure	650,000
Mr. Pearl	455,000
Mr. Collins	455,000
Mr. Griffie	405,000
Mr. Bourne	405,000

Mr. Ure’s salary reflects his responsibilities leading WES as a standalone company, based—in part— on our peer benchmark data. The establishment of salaries for the other NEOs was also informed by peer benchmark data with a view toward promoting internal compensation alignment.

Equity-Based Long-term Incentive Awards. Prior to the Occidental Merger, Anadarko periodically granted equity-based awards under their Omnibus Incentive Plan and, likewise, Occidental granted equity-based awards under the

Occidental LTIP Plan. As part of our transition to a standalone company, in February 2020, our Board established an annual long-term incentive program that consists of a combination of time-based units and performance-based units.
This use of both time-based and performance-based awards was intended to provide a combination of equity-based vehicles that are performance-based in absolute and relative terms while also encouraging retention. Our equity-based long-term incentive program is designed to reward our executive officers for sustained long-term unit performance. This program represents 70% of targeted annual direct compensation for our CEO and an average of 56% for our other NEOs.

Time-Based Units. These units, reflecting 50% of the overall 2020 annual long-term incentive awards, vest annually over a three-year period. Upon vesting, the awards are settled in WES common units. Distribution equivalent rights for time-based awards made during 2020 are paid during the vesting period in the form of WES common units.

Return on Asset Performance Units (“ROA Units”). The Board established ROA as a performance criterion for 25% of the 2020 annual long-term incentive awards. ROA is calculated each year during a three-year performance period as follows:

Adjusted EBITDA	divided by	Average Consolidated Total Assets

The actual number of units earned for the three-year performance period will be based on WES’s average annual ROA during this period. The following table reflects the payout scale used to determine the number of units earned. In the event performance falls between a whole percentage, the payout will be interpolated linearly.

WES 3 Year Average ROA	19%	18%	17%	16%	15%	14%	13%	12%	11%
Payout as a % of Target	200%	175%	150%	125%	100%	75%	50%	25%	0%

The number of units earned will be paid in the form of WES common units after the end of the performance period and after the Board has certified the attainment of ROA. Distribution equivalent rights for ROA Unit awards made during 2020 are paid during the performance period in the form of WES common units, assuming target performance.

Total Unit Return Performance Units (“TUR Units”). The Board established relative TUR as a performance criterion for 25% of the 2020 annual long-term incentive awards. The units are subject to relative TUR over a three-year performance period, with TUR calculated as follows:

Average Closing Common Unit Price for the last 30 trading days of the performance period	minus	Average Closing Common Unit Price for the 30 trading days preceding the beginning of the performance period	plus	Distributions paid per Common Unit over the performance period (based on ex-dividend date)

divided by

Average Closing Common Unit Price for the 30 trading days preceding the beginning of the performance period

The industry peer group for our 2020 TUR awards is listed below. The TUR peer group differs from our compensation benchmarking peer group due primarily to the exclusion of C-Corp peers, whose securities have a different trading profile than that of master limited partnerships.

•Crestwood Equity Partners LP	•EQM Midstream Partners LP
•DCP Midstream LP	•Magellan Midstream Partners LP
•Enable Midstream Partners LP	•Noble Midstream Partners LP
•EnLink Midstream, LLC	•Plains All American Pipeline LP

If during the performance period, a peer company is acquired, ceases to exist, ceases to be a publicly-traded partnership, files for bankruptcy, spins off 25% or more of its assets, or sells all or substantially all of its assets, then such partnership shall be deemed to fall to the bottom of the relative TUR ranking for the performance period.
The actual number of units earned for the three-year performance period will be based on WES’s relative TUR during this period. The following table reflects the payout scale used to determine the number of units earned.

Final Relative Ranking	1	2	3	4	5	6	7	8	9
Payout as a % of Target	200%	175%	150%	125%	100%	75%	50%	25%	0%

The number of units earned will be paid in the form of WES common units after the end of the performance period and after the Board has certified the attainment of relative TUR. Distribution equivalent rights for TUR Unit awards made during 2020 are paid during the performance period in the form of WES common units, assuming target performance.

2020 Equity Awards. Effective February 12, 2020, the Board approved the following annual long-term incentive awards under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan. These awards are included in the Grants of Plan-Based Awards Table. In determining the annual equity awards, the Board took into consideration our peer benchmarking data, internal pay equity, retention concerns, and current NEO unit ownership levels. Because each of our executive officers was newly-appointed to WES, each of them generally had minimal or no equity interest in WES prior to the 2020 LTI award cycle.

	Total Target LTI Value ($) (1)	Time-Based Units		TUR Units		ROA Units
Name		Number of Units (#)	Target Value ($)	Number of Units (#)	Target Value ($)	Number of Units (#)	Target Value ($)
Mr. Ure	3,000,000	93,633	1,500,000	46,817	750,000	46,817	750,000
Mr. Pearl	1,300,000	40,575	650,000	20,288	325,000	20,288	325,000
Mr. Collins	1,300,000	40,575	650,000	20,288	325,000	20,288	325,000
Mr. Griffie	800,000	24,969	400,000	12,485	200,000	12,485	200,000
Mr. Bourne	700,000	21,848	350,000	10,924	175,000	10,924	175,000
_______________________________________________________________________________

(1)Target LTI values vary slightly from those reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are calculated in accordance with FASB ASC Topic 718.

Special Equity Awards. In addition to the annual awards, in February 2020, the Board approved special equity awards in the form of time-based units to each of the NEOs. Because our NEOs were new to the Partnership in 2019 and had minimal WES equity, these grants were made to increase their equity holdings to a level adequate to instill an ownership culture more closely aligning their interests with those of our unitholders and to provide additional retentive value. These units vest annually over a three-year period, and upon vesting, the awards are settled in WES common units. Distribution equivalent rights are paid during the vesting period in the form of WES common units. The table below shows the special equity awards granted to each NEO.

Name	Number of Time-Based Units (#)	Target Value ($) (1)
Mr. Ure	62,422	1,000,000
Mr. Pearl	24,969	400,000
Mr. Collins	24,969	400,000
Mr. Griffie	15,606	250,000
Mr. Bourne	15,606	250,000
_______________________________________________________________________________
(1)Target LTI values vary slightly from those reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are calculated in accordance with FASB ASC Topic 718.

Performance-Based Annual Cash Incentives—WES Cash Bonus Program. During 2020, as part of our transition to a standalone business, the Board approved the WES Cash Bonus Program (“WCB Program”) under the US Incentive Compensation Program. Under this program, annual cash bonus awards are earned by eligible employees, including our NEOs, based on the board’s discretion, taking into account the achievement of specified business objectives and individual performance objectives.
In February 2020, individual target bonus opportunities were approved by the Board for each of our NEOs as noted in the table below.

	2020 Target Bonus
Name	$	% of Salary
Mr. Ure	650,000	100%
Mr. Pearl	390,000	86%
Mr. Collins	390,000	86%
Mr. Griffie	345,000	85%
Mr. Bourne	330,000	81%

The NEO target bonuses were determined based on a review of our peer benchmarking data and internal pay equity considerations.

Performance Metrics. In February 2020, the Board approved performance measures and targets to be used as an aid in determining annual cash awards under the WCB Program for the one-year performance period that ended December 31, 2020. Our annual incentive program was designed to include measures that support our primary business strategy of creating long-term value for our unitholders by safely delivering above-average customer service and system availability, and obtaining new business over time, while achieving costs efficiencies and optimizing our financial profile.
The table below reflects the Partnership’s original 2020 performance metrics, performance targets and actual performance under these metrics.

Performance Metric	Relative Weighting Factor	WCB Program Performance Targets	WCB Program Performance Results
Controllable Cash Costs (1)	20%	< $860MM	$687MM
System Availability (2)	20%	> 97%	99.1%
Discretionary Capital Spend (3)	20%	< $780MM	$269MM
Leverage (4)	15%	< 4.3x (Debt/Adjusted EBITDA)	3.91x
TRIR (Total Recordable Incident Rate) (5)	10%	< 0.35	0.38
Overall Performance (6)	15%	Description Below	Discussed Below
_________________________________________________________________________________________
(1)Controllable Cash includes operating expenses and general and administrative expenses, excluding non-cash restricted stock unit, bonus and benefits expense.
(2)System Availability is a measure of the “real” average availability experienced by WES’s customers related to its gas systems, oil systems, and water-disposal wells. It considers the ratio of average actual daily volumes to expected daily volumes and includes all experienced sources of downtime, such as scheduled and unscheduled downtime, logistic downtime, etc. The total availability score is a weighted average with more weight given to higher gross-margin-producing assets.
(3)Discretionary Capital Spend (Discretionary Capital Expenditures plus Equity Investments) includes expansion capital expenditures and expenditures related to equity investments. This metric does not include maintenance capital expenditures, as defined in WES’s financial statements.
(4)Leverage is calculated as the December 31, 2020 total debt balance divided by the trailing 12-months adjusted EBITDA.
(5)TRIR includes injuries or illnesses that result in any of the following: days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness, or death.
(6)Overall Performance is assessed based upon WES’s year-over-year performance, including the ability to generate accretive third-party business and distributable cash flow.

COVID 19 and Our Board’s Approach to 2020 Bonuses. Shortly after the approval of the 2020 executive compensation programs described above, including the WCB Program, the energy industry found itself confronted with unprecedented challenges spurred by the COVID 19 global pandemic. Commodity prices fell and many producers forecasted significant production curtailments. In response to these challenges, WES cut its distribution to unitholders by 50%, eliminated geographical bonuses to certain employees, suspended promotions and pay raises for all of its personnel and required many of its personnel to work remotely. In March 2020, Mr. Ure informed the Board that he intended to forego cash bonus eligibility in order to reduce his cash compensation for the 2020 fiscal year.
This rapid change in the global economy prompted WES’s management team and Board to quickly recognize that the WCB Program performance targets described above, while valid leading indicators of WES’s performance in delivering long-term, sustainable value for unitholders, were not necessarily the most appropriate near-term measures of WES’s ability to withstand the immediate challenges brought by COVID 19. Accordingly, the Board utilized greater discretion in approaching 2020 bonuses than might ordinarily be expected and considered many factors, including not just WES’s attainment of previously enunciated goals, but also the recognition that the industry as a whole experienced significant challenges in 2020, which were shared by WES unitholders and employees alike, and that ongoing economic uncertainty is likely to persist into 2021. As a result, despite the fact that management’s overall performance exceeded the quantitative metrics established by the Board, it was determined that a 95% payout under the 2020 WCB Program was appropriate. This bonus level recognized WES’s meaningful financial and operational performance while also attempting to strike an appropriate balance with the hardships occasioned by—and remaining challenges coming out of—the COVID 19 pandemic and associated disruptions to the energy sector as a whole. The payout level was derived with particular importance placed on and potential improvement opportunities related to operating safely. Further, while recognizing that Mr. Ure previously informed the WES Board of his intent to forego a cash bonus as part of WES’s initial response to COVID 19, the Board determined that he should nevertheless be rewarded in light of WES’s performance during the particular challenges brought by 2020.

Actual Bonuses Earned for 2020. The cash bonus awards for 2020 for our NEOs are shown in the table below and are reflected in the “Bonus” column of the Summary Compensation Table.

Name (1)	Target Bonus ($)		Board Discretionary Assessment of 2020 WCB Program		Cash Bonus Awards ($)
Mr. Ure	650,000	x	95%	=	617,500
Mr. Collins	390,000	x	95%	=	370,500
Mr. Griffie	345,000	x	95%	=	327,750
Mr. Bourne	330,000	x	95%	=	313,500
_________________________________________________________________________________________

(1)Mr. Pearl is excluded from this table as he had left WES prior to the determination of awards and did not receive a 2020 bonus award.

Indirect Compensation Elements

As identified in the table below, the Partnership provides certain benefits and perquisites (considered indirect compensation elements) that are considered typical within our industry and necessary to attract and retain executive talent. The value of each element of indirect compensation is generally structured to be competitive within our industry.

Indirect Compensation Element	Primary Purpose
Retirement Benefits	•Attracts talented executive officers and rewards them for extended service •Offers secure and tax-advantaged vehicles for executive officers to save effectively for retirement
Other Benefits (for example, health care, paid time off, disability, and life insurance) and Perquisites
•Enhances executive welfare and financial security
•Provides a competitive package to attract and retain executive talent, but does not constitute a significant part of an executive officer’s compensation

Severance Benefits	•Attracts and helps retain executives in a volatile and consolidating industry •Provides transitional income following an executive’s involuntary termination of employment

Retirement Benefits. Beginning in 2020, all our regular employees, including our NEOs, are eligible to participate in the Western Midstream Savings Plan, a defined-contribution benefit plan maintained by WES. We do not have a non-qualified savings restoration plan that provides for the accrual and deferral of employer contributions that the participant would have otherwise been eligible for absent the Internal Revenue Code (“IRC”) limitations that restrict the amount of benefits payable under the tax-qualified savings plan. However, in 2020, the Board approved a cash restoration payment program that provides a direct cash payment to participants in the amount of employer contributions that would have been allocated to the participant’s savings plan account each year, without regard to the IRC limitations. Prior to 2020, our NEOs participated in retirement plans provided by their legacy employer (Occidental or Anadarko). Their participation in these plans ceased when their employment was transferred to the Partnership on December 31, 2019 and we are not responsible for any expense related to these prior benefits.

Other Benefits. We provide other benefits such as medical, dental, vision, flexible spending and health savings accounts, paid time off, life insurance, and disability coverage to our executive officers. These benefits are also provided to all other eligible U.S. based employees. As legacy Anadarko management employees, Messrs. Pearl and Griffie were eligible for participation in a Management Life Insurance Plan, which provides an additional life insurance benefit of up to two times base salary. This plan was eliminated for 2021.

Perquisites. We provide a limited number of perquisites, including reimbursement of financial counseling, tax preparation, and estate planning services expense up to $4,000 annually, and reimbursement for the cost of personal excess liability insurance. The expenses related to the perquisites are imputed and considered taxable income to the executive officers, as applicable. We do not provide tax gross-ups on these perquisites. The incremental costs of the perquisites provided are included in the “All Other Compensation” column and supporting footnotes of the Summary Compensation Table.

Severance Benefits. In connection with the transfer of employment of our employees to WES on December 31, 2019, and per the terms of our Services Agreement, we assumed certain severance and termination pay obligations under existing Anadarko and Occidental plans and agreements for all employees, including officers, who were employed with Anadarko prior to the Occidental Merger. While employees maintain their eligibility and participation under these arrangements, our obligations are limited to no greater than:

•Six months of employee’s base salary or

•An amount the officer would be entitled to receive under the formulas set forth in Anadarko’s non-change in control Officer Severance Plan

•The Anadarko Entities, not our General Partner, are responsible for any payments that exceed these amounts.

Because Messrs. Pearl and Griffie were employees with Anadarko prior to the Occidental Merger, per the terms of our Services Agreement they were eligible for the benefits noted above. However, in connection with their acceptance of special retention awards granted to them in 2019, Messrs. Pearl and Griffie waved their right to receive severance pay or benefits upon resignation of employment for good reason or involuntary termination without cause.
In order to provide for uniformity in severance entitlements, on December 31, 2019, our Board extended the benefits under the Anadarko Change of Control Plan to all WES employees who were not employed with Anadarko prior to the Occidental Merger (this includes Messrs. Ure, Collins, and Bourne). These benefits will apply for so long as the Anadarko Change of Control Plan continues to apply for the former Anadarko employees who are now employed with us. For these NEOs, we will be responsible for 100% of these broad-based severance payments and benefits available under the plan.
A detailed discussion of the benefits under these programs is included in the Potential Payments Upon Termination or Change of Control section below.

Additional Compensation Policies and Provisions

The following provides a discussion of additional policies and provisions we have in place related to our overall executive compensation program.

Equity Grant Practices. WES maintains the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan and the Western Gas Partners, LP 2017 Long-Term Incentive Plan, which govern the issuance of equity and equity-based awards. Under the provisions of these Plans, the Board has the authority to grant equity awards to our Section 16 officers. The grant date fair value of each award is based on the closing unit price of WES’s common units on the NYSE on the grant date as designated by the Board. The grant date fair value of the TUR and ROA awards also incorporates the estimated payout percentage of the award on the grant date. As authorized by the terms of the Plans, the Board has delegated to Mr. Ure the authority to grant equity awards in certain circumstances to new employees and to grant equity awards to WES’s employees who are not Section 16 officers.

Clawback Provisions. Per the terms of our 2020 long-term incentive awards which were granted under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan, if WES is required to prepare an accounting restatement due to the material noncompliance of the Partnership, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the recipient knowingly engaged in the misconduct (whether or not they are an individual subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Board (or delegated Plan Administrator) may determine that the recipient must reimburse WES the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Prohibition Against Derivative Transactions and Hedging. Our Insider Trading Policy expressly prohibits directors, officers and designated employees from directly or indirectly entering into equity derivative or other financial instruments (including, but not limited to, options, puts, calls, swaps, collars, forward contracts, hedges, exchange funds or short sales) tied to WES securities (including equity securities received as part of a compensation program as well as WES equity securities acquired personally).

Tax Law Considerations. We are a limited partnership for United States federal income tax purposes. Therefore, the compensation paid to our NEOs is not subject to the deduction limitations under Section 162(m) of the IRC. We have structured our compensation programs in a manner intended to be exempt from, or to comply with Section 409A of the IRC.

Compensation Committee Report

Neither we nor our general partner has a compensation committee. The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above and based on this review and discussion has approved it for inclusion in this Form 10-K.

The Board of Directors of Western Midstream Holdings, LLC:

Glenn Vangolen
Michael P. Ure
Peter J. Bennett
Oscar K. Brown
Nicole E. Clark
Kenneth F. Owen
David J. Schulte
Lisa A. Stewart

EXECUTIVE COMPENSATION

As noted above, prior to 2020, we did not directly employ any of the persons responsible for managing or operating our business. Instead, we were managed by our general partner, and our executive officers were employees of Anadarko and Occidental. During this period, our reimbursement for the compensation of our executive officers was governed by the omnibus agreement. In December 2019, we executed several agreements with Occidental that enabled us to operate as a standalone business. Among these agreements was the Services Agreement, which transferred employment of WES’s management team from Occidental to WES.

Summary Compensation Table

The following table summarizes the compensation amounts expensed by us for our NEOs for the years ended December 31, 2020, 2019, and 2018. For 2020, the amounts include the full expense of our officers. For 2019, the amounts reflect the portion of the expense allocated to us by Anadarko and Occidental. None of these officers were considered NEOs in 2018, so there was no allocated expense to disclose for this year.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael P. Ure	2020	641,346	617,500	4,133,602	—	42,439	5,434,887
President, Chief Executive Officer	2019	147,981	—	1,080,029	162,000	43,252	1,433,262
and Chief Financial Officer	2018	—	—	—	—	—	—
Michael C. Pearl	2020	320,673	—	1,757,410	—	237,803	2,315,886
Former Senior Vice President and	2019	167,308	—	—	160,615	41,909	369,832
Chief Financial Officer	2018	—	—	—	—	—	—
Craig W. Collins	2020	461,923	370,500	1,757,410	—	41,500	2,631,333
Senior Vice President and	2019	138,462	—	500,049	168,000	25,826	832,337
Chief Operating Officer	2018	—	—	—	—	—	—
Charles G. Griffie	2020	401,154	327,750	1,085,394	—	38,231	1,852,529
Senior Vice President, Operations	2019	73,077	—	208,008	70,154	18,360	369,599
and Engineering	2018	—	—	—	—	—	—
Robert W. Bourne	2020	417,692	313,500	981,448	—	41,725	1,754,365
Senior Vice President and	2019	136,500	—	1,250,029	154,932	10,680	1,552,141
Chief Commercial Officer	2018	—	—	—	—	—	—
________________________________________________________________
(1)For 2020, the amounts reflect each officer’s full base salary expense. For Messers. Ure, Collins and Bourne their 2020 amounts reflect one additional pay period that occurred during the year because of the administrative timing of transferring from the Occidental payroll to WES’s payroll. The 2019 amounts reflect the base salary expense allocated to us by Anadarko and Occidental.
(2)This column reflects annual cash bonus awards under the WCB Program for the year ended December 31, 2020.
(3)This column reflects the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718 (without respect to the risk of forfeitures). The value ultimately realized upon the actual vesting of the award(s) may or may not be equal to this determined value. The 2020 amounts reflect the full grant date fair value of awards granted during the year. The 2019 amounts reflect the allocated grant date fair value of awards granted in 2019. For information regarding the awards granted in 2020, see the Grants of Plan-Based Awards in 2020 table. Upon Mr. Pearl’s termination from the Partnership on September 11, 2020, he received a prorated portion of the disclosed 2020 awards based on the number of days he was employed during the vesting period and applicable performance period.
(4)This column reflects annual cash bonus compensation amounts allocated to us for the year ended December 31, 2019 under the Anadarko and Occidental plans.

(5)For 2019, the amounts in this column reflect the compensation expenses related to Anadarko’s and Occidental’s retirement and savings plans that were allocated to us for the year. For 2020, the amounts reflect the expenses detailed in the table below:

Name	Payments by the Partnership to Employee 401(k) Plan ($)	Financial/Tax/Estate Planning ($)	Other ($) (1)	Total ($)
Michael P. Ure	39,327	3,112	—	42,439
Michael C. Pearl	2,844	—	234,959	237,803
Craig W. Collins	37,500	4,000	—	41,500
Charles G. Griffie	38,231	—	—	38,231
Robert W. Bourne	41,725	—	—	41,725
_________________________________________________________
(1)In conjunction with Mr. Pearl’s termination from the Partnership on September 11, 2020, he received a payout of his accrued but unused paid time off balance of $67,813 and also received a cash payment of $167,146 to restore the employer contributions under the employee 401(k) plan he would have otherwise been entitled to absent the IRS compensation limits.

Grants of Plan-Based Awards in 2020

The following table sets forth information concerning annual cash incentive awards, equity incentive plan awards, and unit awards. The equity incentive plan and unit awards were granted pursuant to the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan during 2020 to each of the NEOs as described below.

Non-Equity Incentive Plan Awards (WCB Program). Values disclosed reflect the estimated cash payouts under the WES WCB Program, as discussed in the Compensation Discussion and Analysis. If threshold levels of performance are not met, the payout can be zero. If maximum levels of performance are achieved, the plan funding is capped at 200% of target payout. Because of the significant amount of discretion exercised by the Board in determining this year’s bonus amounts under the WCB Program, the amounts actually paid to the NEOs for 2020 are disclosed in the Summary Compensation Table in the “Bonus” column.

Equity Incentive Plan Awards (ROA Units and TUR Units). Values disclosed reflect grant date fair values for ROA Units and relative TUR Units, as discussed in the Compensation Discussion and Analysis. Officers may earn between 0% and 200% of the target awards based on WES’s performance over a three-year performance period. Performance units earned are settled in the form of common units. The awards include tandem distribution equivalent rights in the form of common units paid on the applicable distribution payment date.

Time-Based Unit Awards. Values disclosed reflect grant date fair values for time-based unit awards that vest ratably over three years, beginning with the first anniversary of the grant date. The awards include tandem distribution equivalent rights in the form of common units paid on the applicable distribution payment date.

									All Other Unit Awards: Number of Units (#)	Grant Date Fair Value of Unit Awards ($) (2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Award Type	Grant Date	Board Approval Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)
Michael P. Ure	—	—	—	650,000	—	—	—	—	—	—
Time-Based Units	02/12/2020	02/10/2020	—	—	—	—	—	—	156,055	2,539,015
ROA Units	02/12/2020	02/10/2020	—	—	—	11,704	46,817	93,634	—	761,713
TUR Units	02/12/2020	02/10/2020	—	—	—	11,704	46,817	93,634	—	832,874
Michael C. Pearl (3)	—	—	—	390,000	—	—	—	—	—	—
Time-Based Units	02/12/2020	02/10/2020	—	—	—	—	—	—	65,544	1,066,401
ROA Units	02/12/2020	02/10/2020	—	—	—	5,072	20,288	40,576	—	330,086
TUR Units	02/12/2020	02/10/2020	—	—	—	5,072	20,288	40,576	—	360,924
Craig W. Collins	—	—	—	390,000	—	—	—	—	—	—
Time-Based Units	02/12/2020	02/10/2020	—	—	—	—	—	—	65,544	1,066,401
ROA Units	02/12/2020	02/10/2020	—	—	—	5,072	20,288	40,576	—	330,086
TUR Units	02/12/2020	02/10/2020	—	—	—	5,072	20,288	40,576	—	360,924
Charles G. Griffie	—	—	—	345,000	—	—	—	—	—	—
Time-Based Units	02/12/2020	02/10/2020	—	—	—	—	—	—	40,575	660,155
ROA Units	02/12/2020	02/10/2020	—	—	—	3,121	12,485	24,970	—	203,131
TUR Units	02/12/2020	02/10/2020	—	—	—	3,121	12,485	24,970	—	222,108
Robert W. Bourne	—	—	—	330,000	—	—	—	—	—	—
Time-Based Units	02/12/2020	02/10/2020	—	—	—	—	—	—	37,454	609,377
ROA Units	02/12/2020	02/10/2020	—	—	—	2,731	10,924	21,848	—	177,733
TUR Units	02/12/2020	02/10/2020	—	—	—	2,731	10,924	21,848	—	194,338
_________________________________________________________________________________________
(1)The non-equity incentive plan has a maximum overall funding of 200%, but there are no individual maximums established.
(2)The amounts reflect the fair value on the grant date of the awards made to the NEOs in 2020 computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) may or may not be equal to the determined value. For a discussion of valuation assumptions for the awards, see Note 15—Equity-Based Compensation in the Notes to Consolidated Financial Statements under Part II, Item 8 of this Form 10-K.
(3)Mr. Pearl’s employment with the Partnership ended on September 11, 2020 and he did not receive a payout under the non-equity incentive plan and also forfeited a prorated portion of his equity incentive awards and stock awards upon his resignation. The values disclosed reflect the full awards granted to him in 2020.

Outstanding Equity Awards at Year-End 2020

The following table reflects outstanding equity awards for each NEO as of December 31, 2020. The market values shown are based on WES’s closing unit price of $13.82 on December 31, 2020. The table excludes any prior outstanding awards granted under the Occidental LTIP Plan, as per the terms of the December 2019 Services Agreement, the Partnership no longer reimburses Occidental for the expense of these awards that were granted prior to 2020.

	Unit Awards
			Equity Incentive Plan Awards
	Restricted Units (1)		Performance Units (2)
	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)	Number of Unearned Units That Have Not Vested (#)	Market or Payout Value of Unearned Units That Have Not Vested ($)
Name
Michael P. Ure
Time-Based Units	156,055	2,156,680	—	—
ROA Units	—	—	67,885	938,171
TUR Units	—	—	81,930	1,132,273
Michael C. Pearl
ROA Units	—	—	6,818	94,225
TUR Units	—	—	8,229	113,725
Craig W. Collins
Time-Based Units	65,544	905,818	—	—
ROA Units	—	—	29,418	406,557
TUR Units	—	—	35,504	490,665
Charles G. Griffie
Time-Based Units	40,575	560,747	—	—
ROA Units	—	—	18,104	250,197
TUR Units	—	—	21,849	301,953
Robert W. Bourne
Time-Based Units	37,454	517,614	—	—
ROA Units	—	—	15,840	218,909
TUR Units	—	—	19,117	264,197
________________________________________________________________________________
(1)The time-based units vest ratably over three years in installments on the first, second, and third anniversaries of the grant date. One-third of the outstanding units vested on February 12, 2021, and the remaining unvested portion will vest one-third on February 12, 2022 and one-third on February 12, 2023. At the end of each vesting period, the number of units that vest are settled in unrestricted WES common units, less any units withheld for taxes.
(2)The number of outstanding performance units (including ROA units and TUR units) and the estimated payout values disclosed for each award, are calculated based on WES’s return on assets performance and relative total unit return performance ranking as of December 31, 2020, and are not necessarily indicative of what the payout earned will be at the end of each three-year performance period. Mr. Pearl’s outstanding units are based on his awards that were prorated upon his termination and continue to be subject to the original performance criteria. The three-year performance period for these awards is January 1, 2020 to December 31, 2022. WES’s performance to date as of December 31, 2020 under the ROA awards was 145% and 175% under the TUR awards.

Option Exercises and Units Vested in 2020

The following table reflects information about the aggregate dollar value realized during 2020 by our NEOs for WES awards that vested in 2020. The table below excludes the vesting of any prior awards granted under the Occidental LTIP, as per the terms of the December 2019 Services Agreement, the Partnership no longer reimburses Occidental for the expense of awards that were granted prior to 2020.

	Unit Awards
Name	Number of Units Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Michael P. Ure	25,779	232,975
Michael C. Pearl	20,950	163,723
Craig W. Collins	10,957	99,018
Charles G. Griffie	6,767	61,159
Robert W. Bourne	6,123	55,339
_______________________________________________________________________________
(1)The number of units acquired on vesting include the vesting of distribution equivalent rights that, per the terms of the underlying award agreements, were settled in common units on the date of the distribution payment. Mr. Pearl’s value also includes the prorated number of WES time-based units that vested upon his termination of employment on September 11, 2020.
(2)The value realized on vesting represents the aggregate number of units that vested multiplied by the common unit price on the vesting date. The actual value ultimately realized by the officer, may be more or less than the valued disclosed in the above table, depending upon the timing in which he held or sold the units associated with the vesting occurrence.

Pension Benefits for 2020

WES does not have a defined benefit pension plan that provides NEOs a fixed monthly retirement payment. Instead, all salaried employees on the U.S. dollar payroll, including the NEOs, are eligible to participate in a tax-qualified defined contribution plan.

Nonqualified Deferred Compensation for 2020

    WES does not have a nonqualified deferred compensation plan that allows employees the ability to accumulate additional retirement through deferrals of compensation.

Potential Payments Upon Termination or Change of Control

    In connection with the transfer of employment of our NEOs to a subsidiary of WES on December 31, 2019, and per the terms of our Services Agreement, we assumed severance and termination pay obligations under plans and programs maintained by Anadarko and Occidental. The severance and termination pay arrangements of Anadarko included, for Messrs. Pearl and Griffie, a key employee change of control contract, pursuant to which the executive would be entitled to enhanced severance benefits in the event of an involuntary termination of employment without cause or resignation for good reason following a change of control of Anadarko. The Occidental Merger constituted a change of control of Anadarko for purposes of these agreements. In 2019, to encourage retention and dedication, Messrs. Pearl and Griffie were granted retention awards by Occidental in exchange for waiving their right to receive severance pay or benefits upon a resignation of employment for good reason or involuntary termination without cause under these agreements. Pursuant to the Services Agreement, we are not responsible for the cost of these retention awards.
The severance and termination pay arrangements of Anadarko also included the Anadarko Petroleum Corporation Amended and Restated Change of Control Severance Plan, which was a broad-based plan covering substantially all of Anadarko’s employees who provided services to us and provided for enhanced severance benefits following a change of control of Anadarko (the “Anadarko COC Plan”). The Anadarko COC Plan provided that eligible participants are entitled to certain severance benefits if (i)(A) the participant’s employment is terminated without cause by the participant’s employer or (B) if the participant terminates his or her employment within ninety days following the sale or disposition of the participant’s employer in which the participant was not offered substantially similar employment and compensation terms with the purchaser, in each case, within three years of a change of control or (ii) the participant resigns for good reason within one year following a change of control (all such terminations, a “Qualifying Termination”). Assuming there is a Qualifying Termination, the severance benefits upon termination under the Anadarko COC Plan include the following:

•A cash lump sum equal to (A) 50% of the sum of (i) the participant’s monthly base salary plus (ii) the highest annual bonus received by the participant over the previous three years, divided by twelve, multiplied by the number of years of service by the participant (clauses (i) and (ii), “Monthly Compensation”) and (B) one month of Monthly Compensation for each $10,000 of annual compensation (base salary plus highest annual bonus), rounding up to the next highest whole multiple of $10,000 if the participant’s annual compensation is not a multiple of $10,000 (the “Severance Benefit”);

•A cash lump sum equal to the pro-rata annual bonus based on the participant’s target bonus percentage; and

•Continuation of medical and dental insurance coverage for up to six months following termination of employment.

Notwithstanding the foregoing benefits, the minimum Severance Benefit under the Anadarko COC Plan is three times the Monthly Compensation and the maximum Severance Benefit is twenty-four times the Monthly Compensation. While employees maintain their eligibility and participation under these arrangements, our obligations are limited to no greater than 6 months of employee’s base salary or for our NEOs, an amount the officer would be entitled to receive under the formulas set forth in Anadarko’s non-change in control Officer Severance Plan. The Anadarko Entities, not our General Partner, are responsible for any payments that exceed these amounts.
In order to provide for uniformity in severance entitlements, on December 31, 2019, our Board extended the benefits under the Anadarko COC Plan to the NEOs who were not employed with Anadarko prior to the Occidental Merger (this includes Messrs. Ure, Collins, and Bourne). These benefits will apply for so long as the Anadarko COC Plan continues to apply for the former Anadarko employees who are now employed with us. For these NEOs, we will be responsible for 100% of these broad-based severance payments and benefits available under the plan.
Per the terms of our Services Agreement we will not reimburse Occidental in cash for amounts related to the vesting of any outstanding equity or long-term incentive awards (whether vested, unvested, deferred, or otherwise) previously granted by Anadarko or Occidental to our NEOs, accordingly these awards are excluded from the amounts shown below.

Involuntary For Cause. For “cause” is generally defined as: (i) conviction of a felony or of a misdemeanor involving moral turpitude, (ii) willful failure to perform duties or responsibilities, (iii) engaging in conduct which is injurious (monetarily or otherwise) to the Partnership (or any affiliates), (iv) engaging in business activities which are in conflict with the business interests of the Partnership (or any affiliates), (v) insubordination, (vi) engaging in conduct which is in violation of any applicable policy or work rule, (vii) engaging in conduct in violation of applicable safety rules or standards, or (viii) engaging in conduct that is in violation of the applicable Code of Ethics and Business Conduct.

	Mr. Ure	Mr. Collins	Mr. Griffie	Mr. Bourne
Cash Severance	$—	$—	$—	$—
Total	$—	$—	$—	$—

Involuntary Not For Cause Termination. As of December 31, 2020, unless otherwise noted, our NEOs were eligible for severance benefits under the broad-based Anadarko COC Plan in the event they are terminated without cause before the end of the change of control period defined under the Plan, which is August 8, 2022. The original severance benefits were subject to a double-trigger; however, the Occidental Merger constituted a change of control of Anadarko for purposes of these arrangements and met the requirements for the first trigger. Accordingly, benefits are now subject only to the second trigger of an involuntary not for cause termination.

	Mr. Ure	Mr. Pearl	Mr. Collins	Mr. Griffie	Mr. Bourne
Cash Severance (1)	$2,800,000	$—	$1,651,000	$—	$1,437,000
Pro-Rata Annual Cash Bonus (2)	650,000	—	390,000	—	330,000
Pro-Rata Vesting of WES Equity Awards (3)	1,323,928	302,735	565,238	348,844	313,161
Other Payments (4)	—	167,146	—	—	—
Total	$4,773,928	$469,881	$2,606,238	$348,844	$2,080,161
__________________________________________________________________________________
(1)The amounts above for Messrs. Ure, Collins and Bourne reflect the double-trigger broad-based rights extended to them under the Anadarko COC Plan. Due to the waiver of certain change of control rights discussed above, Messrs. Pearl and Griffie do not have arrangements covering involuntary not for cause termination. Mr. Pearl left the Partnership on September 11, 2020, and did not receive any cash severance in connection with his departure.
(2)The amounts for Messrs. Ure, Collins and Bourne reflect a prorated annual bonus based on their target bonus for the year, assuming that each such NEO’s employment terminates as of December 31 of the applicable year, pursuant to the rights extended to them under the Anadarko COC Plan. Mr. Pearl did not receive a bonus upon his termination and Mr. Griffie, as discussed above, has waived his rights to a prorated bonus.
(3)The amounts reflect the estimated current value of a prorated portion of unvested time-based units and unvested performance units, based on performance to date, all as of December 31, 2020. In the event of an involuntary termination not for cause, the performance units would be paid after the end of the performance period, based on actual performance.
(4)In conjunction with Mr. Pearl’s termination from the Partnership on September 11, 2020, he received a cash payment to restore the employer contributions under the employee 401(k) plan he would have otherwise been entitled to absent the IRS compensation limits.

Change of Control: Involuntary Termination or Voluntary For Good Reason. As noted above, on December 31, 2020 certain of our NEOs were eligible for severance benefits under the broad-based Anadarko COC Plan in the event they are terminated without cause before the end of the change of control period defined under the Plan, which is August 8, 2022. Per the terms of the Services Agreement, we assumed Mr. Griffie’s Anadarko key employee change of control contract and while he waived any additional benefits related to the Occidental Merger, he is eligible for severance benefits under this contract in the event of a change of control of WES and a qualifying termination event. In the event there is a change of control of WES and a qualifying termination event, the NEOs would also receive the accelerated vesting of their WES equity awards.

Per the terms of the award agreements, a change of control is deemed to have occurred in the event: (i) any person or group other than the Partnership or Occidental (or affiliate) becomes the beneficial owner of more than 50% of the combined voting power of the equity interests in the General Partner, (ii) our equity holders approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or disposition by the Partnership of all or substantially all of its assets to any person other than an affiliate of the General Partner or Partnership, or (iv) the General Partner or an affiliate of the General Partner ceases to be the general partners of the Partnership and a single person or group other than the Partnership or Occidental (or affiliate) beneficially owns more than 50% of the combined voting power of the equity interests in the entity that is or becomes the general partner of the Partnership.
Because the one-year good reason protection period under the Anadarko COC Plan has lapsed, a voluntary termination for good reason is no longer a qualifying termination event under that Plan. Mr. Griffie’s change of control contract and the WES equity award agreements include good reason as a qualifying termination event, with good reason generally defined as any one of the following occurrences within two years of a change of control: (i) a diminution of duties and responsibilities, (ii) a material reduction in compensation, (iii) a material change in work location, as defined in the applicable agreement, or (iv) a requirement to travel for business to a substantially greater extent, with all occurrences compared to agreements in place immediately prior to the change of control.

	Mr. Ure	Mr. Collins	Mr. Griffie	Mr. Bourne
Cash Severance (1)	$2,800,000	$1,651,000	$1,925,750	$1,437,000
Pro-Rata Annual Cash Bonus (2)	650,000	390,000	345,000	330,000
Accelerated Vesting of WES Equity Awards (3)	4,227,123	1,803,040	1,112,892	1,000,720
Total	$7,677,123	$3,844,040	$3,383,642	$2,767,720
________________________________________________________________________________
(1)The amounts for Messrs. Ure, Collins, and Bourne reflect the double-trigger broad-based rights extended to them under the Anadarko COC Plan. Mr. Griffie’s benefits reflect the cash severance benefits payable under his legacy Anadarko key employee change of control contract that we assumed as part of the Services Agreement.
(2)Messrs. Ure, Collins, and Bourne values reflect a prorated annual bonus based on their target bonus for the year, pursuant to the rights extended to them under the Anadarko COC Plan. Pursuant to the terms of his key employee contract, Mr. Griffie’s value reflects a prorated target bonus for the year.
(3)The amounts reflect the estimated current value of unvested performance units based on performance to date and the value of unvested time-based units, all as of December 31, 2020. In the event of a change of control, the performance would be calculated based on the change of control date.

Disability

	Mr. Ure	Mr. Collins	Mr. Griffie	Mr. Bourne
Accelerated Vesting of WES Equity Awards (1)	$4,227,123	$1,803,040	$1,112,892	$1,000,720
Total	$4,227,123	$1,803,040	$1,112,892	$1,000,720
________________________________________________________________________________
(1)Values reflect the estimated current value of unvested performance units based on performance to date and the value of unvested time-based units, all as of December 31, 2020. In the event of a disability termination, the performance units would be paid after the end of the performance period, based on actual performance.

Death

	Mr. Ure	Mr. Collins	Mr. Griffie	Mr. Bourne
Accelerated Vesting of WES Equity Awards (1)	$4,227,123	$1,803,040	$1,112,892	$1,000,720
Total	$4,227,123	$1,803,040	$1,112,892	$1,000,720
_______________________________________________________________________________
(1)Values reflect the estimated current value of unvested performance units based on performance to date and the value of unvested time-based units, all as of December 31, 2020. In the event of death, the performance units would be paid after the end of the performance period, based on actual performance.

CEO Pay Ratio

    Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require disclosure regarding the relationship of the annual compensation of our employees and the annual compensation of Mr. Michael P. Ure, our Chief Executive Officer (CEO). Prior to 2020, because we did not directly have any employees, our pay ratio was based on those employees of Anadarko and Occidental that provided services to us pursuant to (i) the Services and Secondment Agreement and (ii) the omnibus agreement. As discussed in the Employees section in Business and Properties under Part I, Items 1 and 2 of this Form 10-K, as of December 31, 2020, we had 1,045 employees.
We identified the median employee by using base salary earnings for all employees, excluding our CEO, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions, or adjustments to the data. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology used for our NEOs as set forth in the above 2020 Summary Compensation Table. The pay ratio provided has been calculated as the total 2020 annual compensation for Mr. Ure of $5,434,887, divided by the total 2020 annual compensation of the median employee of $139,573. For 2020, the ratio resulting from this calculation was 39 to 1.

Director Compensation

On September 11, 2020, WES announced a re-composition of the board of directors of its general partner. Kenneth F. Owen, David J. Schulte, and Lisa A. Stewart (each a "New Director") were appointed as independent directors. In connection with a reduction in the size of the Board from eleven to eight directors, Steven D. Arnold, Marcia E. Backus, James R. Crane, Thomas R. Hix, Craig W. Stewart, and David J. Tudor left the Board. Officers or employees of Occidental who also serve as directors of our general partner do not receive additional compensation for their service as a director of our general partner. Non-employee directors of our general partner received compensation during 2020 for their Board service and for attending Board and committee meetings pursuant to a director compensation plan approved by the Board. There were no changes to the director compensation plan during 2020.

Compensation for non-employee directors during 2020 consisted of the following:

•an annual retainer of $110,000 for each non-employee Board member;

•an annual retainer of $2,000 for each member of the Audit Committee, or $22,000 for the Audit Committee chair;

•an annual retainer of $2,000 for each member of the Special Committee, or $22,000 for the Special Committee chair;

•a fee of $2,000 for each Board and committee meeting attended to the extent a non-employee Board member attends in excess of 10 total Board and committee meetings in one calendar year; and

•annual grants of phantom units with a value of approximately $125,000.

In addition, each non-employee director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees and for costs associated with participation in continuing director education programs. Each director is fully indemnified by us, pursuant to individual indemnification agreements and our partnership agreement, for actions associated with being a director to the fullest extent permitted under Delaware law.

The following table sets forth information concerning total director compensation earned during 2020 by each non-employee director:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Kenneth F. Owen	40,783	52,931	93,714
David J. Schulte	40,783	52,931	93,714
Lisa A. Stewart	34,696	52,931	87,627
Oscar K. Brown	69,203	54,855	124,058
Thomas R. Hix	165,000	113,299	278,299
Craig W. Stewart	140,000	113,299	253,299
David J. Tudor	167,500	113,299	280,799
Steven D. Arnold	140,000	113,299	253,299
James R. Crane	140,000	113,299	253,299
________________________________________________________________________________________
(1)The amounts include fees earned during the year and an additional payment made to Messrs. Hix, Stewart, Tudor, Arnold, and Crane upon their resignation from the Board.
(2)The amounts included in the Stock Awards column represent the grant date fair value of phantom units made to directors in 2020, computed in accordance with FASB ASC Topic 718. Upon the September 11, 2020 departure of Messrs. Hix, Stewart, Tudor, Arnold, and Crane, the Board approved the vesting of their outstanding phantom units. For these directors, the amounts include the incremental fair value of the awards on the modification date, of $58,444, valued in accordance with FASB ASC Topic 718. See the table below for phantom units awarded to each non-employee director during 2020. As of December 31, 2020, Messrs. Owen and Schulte and Ms. Stewart each had 7,182 outstanding phantom units; Mr. Brown had 7,803 outstanding phantom units; and Messrs. Hix, Stewart, Tudor, Arnold, and Crane had no outstanding phantom units.

The table below contains the grant date fair value of phantom unit awards made to each non-employee director during 2020:

Name	Grant Date	Phantom Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Kenneth F. Owen	Sept 23	7,182	52,931
David J. Schulte	Sept 23	7,182	52,931
Lisa A. Stewart	Sept 23	7,182	52,931
Oscar K. Brown	May 14	7,803	54,855
Thomas R. Hix	May 14	7,803	54,855
Craig W. Stewart	May 14	7,803	54,855
David J. Tudor	May 14	7,803	54,855
Steven D. Arnold	May 14	7,803	54,855
James R. Crane	May 14	7,803	54,855
___________________________________________________________________________________
(1)The awards granted on September 23, 2020 reflect a prorated annual award granted to the new directors upon their appointment to the Board and will vest on February 12, 2021, a vesting date that aligns with the annual vesting of our NEO awards. Mr. Brown’s award granted on May 14, 2020 vests on May 14, 2021. On September 11, 2020, upon the departure of Messrs. Hix, Stewart, Tudor, Arnold, and Crane, the Board approved the vesting of their outstanding units granted on May 14, 2020.
(2)The amounts included in the Grant Date Fair Value of Stock Awards column represent the grant date fair value of the awards made to non-employee directors in 2020 computed in accordance with FASB ASC Topic 718. The value ultimately realized by a director upon the actual vesting of the award(s) may or may not have been equal to the value included above.

Compensation Committee Interlocks and Insider Participation

As previously discussed, our general partner’s Board of Directors is not required to maintain, and does not maintain, a compensation committee. Messrs. Vangolen and Bennett, and Ms. Clark, who are directors of our general partner, are also executive or corporate officers of Occidental. However, all compensation decisions with respect to each of these persons are made by Occidental, and none of these individuals receive any compensation directly from us or our general partner for their service as directors. Read Part III, Item 13 below in this Form 10-K for information about relationships among us, our general partner, and Occidental.

ADOPTION OF THE LTIP
Under the terms of the LTIP, 9.5 WES million common units are available for issuance thereunder. The LTIP was unanimously approved by the board of directors of our General Partner on March 22, 2021 and was approved by the written consent of unitholders affiliated with Occidental Petroleum Corporation (the “Consenting Majority Unitholder” or “Occidental”) on March 22, 2021, which held a majority of our outstanding total common units as of that date. Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is first sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is April 27, 2021. We intend to file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8, to register the additional common units authorized to be granted under the LTIP. A copy of the LTIP is attached to this information statement as Annex A, and you should refer to the LTIP for further details of the plan and awards that may be made thereunder.
Description of the LTIP
The description of the LTIP set forth below is a summary of the material features of the LTIP. This summary, however, does not purport to be a complete description of all the provisions of the LTIP. The following summary is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached hereto as Annex A and incorporated herein by reference.
Common Units Subject to the LTIP
    The maximum number of common units that may be delivered with respect to awards under the LTIP is 9.5 million common units. The common units deliverable pursuant to an award under the LTIP may consist, in whole or in part, of common units acquired in the open market, from the Partnership, any of its affiliates or any other person, or common units otherwise issuable by the Partnership, or any combination of the foregoing. To the extent an award is forfeited, cancelled, exercised, paid or otherwise terminates or expires without the actual delivery of common units pursuant to such award, then the common units subject to such award will again be available for awards under the LTIP.
Administration
    The LTIP is administered by the Board or by another committee appointed by the Board to administer the LTIP if such committee is comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3 promulgated under the Exchange Act). The term “administrator” as used in this summary refers to the Board or any other committee of the Board appointed by the Board to administer the LTIP. The administrator has the full authority, subject to the terms of the LTIP, to establish, amend, suspend, or waive such rules and regulations and delegate any or all of its powers and duties under the LTIP to appoint the Partnership’s chief executive officer to administer the LTIP, to designate participants under the LTIP, to determine the number of common units to be covered by awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award.
Eligibility
    All employees and directors of the Partnership, the General Partner and their affiliates, including employees of Anadarko Petroleum Corporation, are eligible to be selected to participate in the LTIP.
Term of the LTIP
    The LTIP shall continue in effect until the earliest of (i) the date terminated by the Board or (ii) the tenth (10th) anniversary of the date on which the LTIP was adopted by the Board.

Awards under the LTIP
Options and Unit Appreciation Rights. Options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. Options and unit appreciation rights may be granted to such eligible individuals and with such terms as the administrator may determine, consistent with the terms of the LTIP; however, the exercise price of an option or unit appreciation right may not be less than the fair market value of a common unit on the date of grant (except with respect to such awards granted in substitution for similar awards held by individuals who become employees, directors or consultants of the Partnership, the General Partner or one of their affiliates as a result of a merger, consolidation or acquisition by the Partnership or an affiliate).
Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the participant to receive a common unit upon the vesting of the phantom unit or, in the discretion of the administrator, cash equal to the fair market value of a common unit. The administrator may make grants of restricted and phantom units under the LTIP that contain such terms, consistent with the LTIP, as the administrator may determine are appropriate, including number of restricted units or phantom units subject to the award and the vesting and forfeiture conditions applicable to the awards. To the extent provided by the administrator, in its discretion, a grant of restricted units may provide that the distributions made by the Partnership with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted units to which such distributions relate. The administrator, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.
Distribution Equivalent Rights. The administrator may grant distribution equivalent rights under the LTIP. A distribution equivalent right is a contingent right to receive an amount in cash equal in value to the distributions made by the Partnership with respect to a common unit during the period the award is outstanding.
Other Unit-Based Awards. The LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The administrator will determine the terms and conditions of any other unit-based award. Any other unit-based award may be paid in cash, common units (including restricted units) or any combination thereof as provided in the applicable award agreement.
Adjustments
Upon the occurrence of any “equity restructuring” that could result in additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to awards with respect to such event were discretionary, the administrator will (a) equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event and (b) adjust the number and type of common units with respect to which future awards may be granted under the LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to awards were discretionary, the administrator will have complete discretion to adjust awards in the manner it deems appropriate.
Amendments
The administrator may amend or modify the LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. The administrator may also amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially reduce the rights or benefits of the participant without the consent of the affected participant.

United States Federal Income Tax Consequences of Unit Options
The following is a general summary under current law of the material U.S. federal income tax consequences to a U.S. participant granted an option under the LTIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences (except, with respect to federal employment taxes, to the limited extent discussed below). The sections titled “—Additional Tax Consequences for Holders of Units” and “—Potential Self Employment Consequences” discuss additional tax consequences that may apply to a participant as a holder of common units issued pursuant to an award under the LTIP.
Options. A participant will not have taxable income on the grant or vesting of the option. The participant generally will recognize ordinary income at the time of exercise in an amount equal to the aggregate fair market value of the common units at the time of exercise less the aggregate exercise price. The participant’s initial basis in each common unit generally will be the fair market value of a common unit on the date the participant exercises the option. Any subsequent gain or loss will generally be taxable as capital gain or loss.
Additional Tax Consequences for Holders of Units. To the extent a participant receives common units, there will be additional tax consequences to the participant as a unitholder. In particular, each unitholder of the Partnership is required to report on his or her individual income tax return his or her allocable share of income, gains, losses and deductions of the Partnership in computing his or her federal income tax liability, regardless of whether cash distributions are made by the Partnership. Distributions by the Partnership to a unitholder generally are not taxable unless the amount of cash distributed exceeds the unitholder’s adjusted basis in his or her common units.
Potential Self Employment Consequences. If a participant receives common units in the Partnership and is deemed to be an employee of the Partnership, the issuance of those units may cause wages paid to the participant to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the participant will be required to make quarterly income tax payments rather than having amounts withheld by the Partnership or its affiliates. Additionally, if self-employed, the participant will be required to pay the full amount of all employment taxes on his or her compensation, whereas employees are only responsible for 50% of such taxes. In addition, if required to be treated as a self-employed partner, the participant will not be able to participate in certain welfare benefit plans that may be maintained by the Partnership or its affiliates, such as so-called “cafeteria” plans, and the cost of employer-provided health and life insurance benefits will be includible in the participant’s taxable income (but may also be deductible to a limited extent). To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees. It is not presently intended to treat participants who receive units in the Partnership as self-employed partners with respect to the wages paid to such participants.
Section 409A of the Code. Certain awards under the LTIP, including option awards, may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under such plan for the taxable year and all preceding taxable years, by or on behalf of any participant with respect to whom the failure relates, are includible as ordinary income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included as ordinary income. In addition, the deferred amount may be subject to interest and an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). The interest, which is equal to the interest at the underpayment rate plus one percentage point, is imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.
To the extent applicable, the LTIP and awards granted under the LTIP have been and will be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the administrator to preserve the intended tax treatment of awards granted under the LTIP, the LTIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Plan Benefits Table
The number of awards that our named executive officers, other executive officers, other employees and non-employee directors may receive under the LTIP will be determined at the discretion of the Board in the future, and the Board has not made any determination to make future grants to any persons under the LTIP as of the date of this information statement. Although the dollar value of compensation to be paid to non-employee directors is not discretionary, the Board maintains the discretion to grant a certain portion of their compensation in cash or in awards under the LTIP. Therefore it is not possible to determine the benefits that will be received in the future by participants in the LTIP.
Securities Authorized for Issuance Under Equity Compensation Plan
The following table sets forth information with respect to the securities that may be issued under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan and the Western Gas Partners, LP 2017 Long-Term Incentive Plan as of March 22, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	1,210,640 (1)	— (2)	2,220,611
Equity compensation plans not approved by security holders	2,052,740 (1)	— (2)	432,472
Total	3,263,380	—	2,653,083
(1)Includes performance units at their maximum payout of 200%.
(2)Phantom and performance units constitute the only rights outstanding under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan and 2017 Western Gas Partners, LP 2017 Long-Term Incentive Plan. Each phantom or performance unit that may be settled in common units entitles the holder to receive, upon vesting and determination of any performance criteria, if applicable, one common unit with respect to each phantom or performance unit, without payment of any cash. Accordingly, there is no reportable weighted-average exercise price.

VOTING PROCEDURES
Pursuant to Delaware partnership law, the affirmative vote or consent of the holders of a majority of our outstanding common units is sufficient to adopt the LTIP, which vote was obtained through the written consent of the Consenting Majority Unitholder as the record owner of a majority of the issued and outstanding common units. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
Employees of the General Partner who perform services for us and the General Partner and the members of the Board will be eligible to receive awards under the LTIP.  Accordingly, members of the Board and executive officers of our General Partner have a substantial interest in the approval of the LTIP.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Our internet address is www.westernmidstream.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:
Western Midstream Partners, LP
9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
Attention: Investor Relations
Phone: (832) 636-6000
Delivery of Documents to Unitholders Sharing an Address
Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Investor Relations Department at Western Midstream Partners, LP, 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, Texas 77380, Attention: Investor Relations, 832-636-6000. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.
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Annex A
WESTERN MIDSTREAM PARTNERS, LP
2021 LONG TERM INCENTIVE PLAN

SECTION 1.    Purpose of the Plan
The Western Midstream Partners, LP 2021 Long Term Incentive Plan (the “Plan”) has been adopted by Western Midstream Holdings, LLC, a Delaware limited liability company (the “Company”) and general partner of Western Midstream Partners, LP (the “Partnership”). The purpose of the Plan is to promote the interests of the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as Directors and Employees.
SECTION 2.    Definitions
The following terms shall have the meanings set forth in this Section 2:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.
“409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award, Cash Award, a Unit Award or a Substitute Award granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced, including applicable terms and conditions of the Award.
“Board” means the Board of Directors or Managers, as the case may be, of the Company.
“Cash Award” means an award denominated in cash.
“Change of Control” means, and shall be deemed to have occurred upon any of the following events:
(i)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Excluded Person (defined below), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the combined voting power of the equity interests in the Company, unless as a result of such transaction, more than 50% of the outstanding voting power or the outstanding voting securities of the ultimate parent (the “Ultimate Parent”) of the surviving or resulting entity of the Company immediately after such transaction (the “Surviving Entity”) (or, if no Ultimate Parent exists, then the Surviving Entity) is, or will be, owned, directly or indirectly, by the Persons who were holders of the Company’s voting securities immediately before such transaction (such transaction, an “Excluded Business Combination”);
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(ii)    the equityholders of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;
(iii)    the sale, transfer or other disposition by the Partnership of all or substantially all of its assets in one or more transactions to any Person other than or an Affiliate of the Company or the Partnership, unless such sale, transfer or disposition is an Excluded Business Combination; or
(iv)    the Company or an Affiliate of the Company ceases to be the general partner of the Partnership and a single “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Excluded Person, beneficially owns more than 50% of the combined voting power of the equity interests in the entity that is or becomes the general partner of the Partnership.
Notwithstanding the foregoing, (A) with respect to a 409A Award where a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A of the Code and the 409A Regulations, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A of the Code and the 409A Regulations as determined by the Committee and (B) in no event will any sale, transfer or other disposition by Occidental Petroleum Corporation (“Oxy”) or its Affiliates of Common Units (or other limited partner interests in the Partnership), regardless of amount, constitute a Change of Control hereunder (whether or not such sale, transfer or disposition would otherwise constitute a Change of Control). “Excluded Person” means the Partnership, the Company, Oxy or any respective Affiliate of the Company, the Partnership or Oxy.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the United States Treasury adopted pursuant to the Code.
“Committee” means the Board or a committee of the Board appointed by the Board to administer the Plan.
“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to each Phantom Unit subject to the Award an amount in cash. Units and/or Phantom Units equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.
“Director” means a member of the Board who is not an Employee.
“Employee” means an employee of the Partnership, the Company, Anadarko Petroleum Corporation or any other Affiliate of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee in such a manner as it deems appropriate, consistent with the requirements of Section 409A of the Code and the 409A Regulations.
“Option” means an option to purchase Units granted under the Plan.
“Other Unit-Based Award” means an Award granted pursuant to Section 6(e) of the Plan.
“Participant” means an Employee or Director granted an Award under the Plan.
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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
“Phantom Unit” means a notional unit granted under the Plan that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
“Unit” means a common unit of the Partnership.
“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.
“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
SECTION 3.    Administration
(a)    Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (ix) ensuring the payment of any Award or benefit hereunder is made in full compliance with the requirements of Section 409A of the Code and the 409A Regulations. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or
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an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Partnership, the Company, any Affiliate, any Participant, and any Participant’s beneficiary of any Award.
(b)    Manner and Exercise of Committee Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee.
(c)    Board Not Administering the Plan. In the event that the full Board is not acting as the Committee, the committee of the Board that is acting as the Committee for purposes of this Plan must comply with the requirements of this Section 3(c). At any time that a member of such Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan.
(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Partnership or their Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
SECTION 4.    Units
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the total aggregate number of Units that may be delivered with respect to Awards under the Plan is 9,500,000. Units withheld from an Award or surrendered by a Participant to satisfy the Company’s, Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.
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(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Company, the Partnership, any Affiliate or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
(c)    Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(d)    Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.
SECTION 5.    Eligibility
Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.
SECTION 6.    Awards
(a)    Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefore and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(a)(i), the Fair Market Value of a
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Unit shall be determined as of the date of grant. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.
(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. Options shall in no event have a term longer than ten (10) years from the date of grant.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service to the Company and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(a)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(b)    Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.
(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
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(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the Company, the Partnership and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
(c)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units and Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
(ii)    Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with the Company and/or its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(iii)    Lapse of Restrictions.
(A)    Phantom Units. No later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one (1) Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(c)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.
(B)    Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(d)    Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
(e)    Other Unit-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this
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Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(e).
(f)    DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
(g)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.
(h)    Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
(i)    General.
(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.
(ii)    Limits on Transfer of Awards.
(A)    Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
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(B)    Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C)    To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(iv)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(v)    Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
(vi)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vii)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
(viii)    Additional Agreements. Each Employee or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an
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Award that is exercised or settled following such Person’s termination of services with the Company, the Partnership or their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the Company, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
SECTION 7.    Amendment and Termination
Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.
(b)    Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall (i) materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant, and/or (ii) result in taxation to the Participant under Section 409A of the Code unless otherwise determined by the Board.
(c)    Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control; a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant and similar corporate event that is not a Change of Control; any change in applicable law or regulation affecting the Plan or Awards thereunder; or any change in accounting principles affecting the financial statements of the Partnership or the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(i)    provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv)    provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FASB Accounting Standards Codification, Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.
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SECTION 8.    General Provisions
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or an Affiliate, the Partnership or Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership, the Company or any Affiliate or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.
(e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)    Section 409A of the Code
(i)    The Plan is intended to be administered, operated and construed in compliance with Section 409A of the Code and the 409A Regulations. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A of the Code and the 409A Regulations, Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and the 409A Regulations and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.
(ii)    Notwithstanding the provisions of the Plan or any Award Agreement, if the Participant is a “specified employee” as defined in the 409A Regulations at the time of his “separation from service” as defined
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in the 409A Regulations, any portion of a cash or Unit-based Award granted pursuant to this Plan that would cause the acceleration of, or an addition to, any taxes pursuant to the 409A Regulations may not commence earlier than six (6) months after the date of such Participant’s separation from service.
(h)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person, To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(i)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(j)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(m)    Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership, and any Affiliate regarding the sharing of costs between those entities.
(n)    Deferrals. The Committee may, to the extent permitted by applicable law, permit Participants to defer Awards under the Plan, Any such deferrals shall be subject to such terms, conditions and procedures that the Committee may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral requirements of Section 409A of the Code.
(o)    Unfunded Obligations. Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations of the Company and or its Affiliates. Neither the Partnership nor the Company is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to such unfunded obligation. The Committee, in its sole discretion, may direct the Partnership or the Company to share with its Affiliates the costs of a portion of the Awards paid to Participants. Beneficial ownership of any investments, including trust investments which the Partnership or the Company may make to fulfill this obligation, shall at all times remain in the Partnership or the Company, as applicable. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Committee, the Partnership, the Company or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s beneficiary or the Participant’s creditors in any assets of the Partnership, the Company or its Affiliates whatsoever. The Participants shall have no claim against the Partnership or the Company for any changes in the value of any assets which may be invested or reinvested by the Partnership or the Company with respect to the Plan.
(p)    Forfeiture Events.
(i)    If the Partnership or Company is required to prepare an accounting restatement due to the material noncompliance of the Partnership or Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct
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(whether or not the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Participant shall reimburse the Partnership or the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. Notwithstanding anything in this Plan or any Award Agreement or any other agreement between the Company and a Participant to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) has the effect of requiring certain executives of the Company to repay the Company, and for the Company to recoup from such executives, erroneously awarded amounts of incentive-based compensation. If, and only to the extent, the Act, any rules or regulations promulgated thereunder by the Securities and Exchange Commission or any similar federal or state law requires the Company to recoup any erroneously awarded incentive-based compensation (including Awards under this Plan) that the Company has paid or granted to an applicable Participant, even if the Participant has terminated his employment with the Company, the Partnership or any Affiliate, the Participant shall be required to promptly repay such erroneously awarded incentive compensation to the Company upon its written request.
(ii)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Partnership, the Company or any Affiliate.
SECTION 9.    Term of the Plan
The Plan shall be effective on the date it is approved by the unitholders of the Partnership and shall continue until the earliest of (a) the date it is terminated by the Board, (b) all Units available under the Plan have been paid to Participants, or (c) the tenth (10th) anniversary of the date the Plan is approved, as provided in this Section 9, with respect to any new Awards. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.
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